SALIBELLO & BRODER
                        Certified Public Accountants
                   810 Seventh Avenue, New York, NY 10019
                                212-315-5000
                            Fax 212-397-5832

                                                                    May 16, 2000

VIA FACSIMILE - 011-49-021-73-3303636
Mr. Philipp Kriependorf
President
Q-Seven Systems GmbH
Frohnkamp 18
Monheim, 40789
Germany

                           Re:  Q-Seven Systems, Inc. and Subsidiary

Dear Mr. Kriependorf:


         In order to compile the financial statements required for inclusion in Form 10-QSB for the quarter ended March 31, 2000, the financial data and other information had to be assembled from several different sources. Certain data and information necessary to complete the compilation of the financial statements was not received in time for it to be analyzed and recorded in the books of the Company and/or its subsidiary. Therefore, it was not possible to timely complete the compiled financial statements.

                                            Sincerely,
                                            SALIBELLO & BRODER


                                            By:   /s/ Gary Broder
                                                  ____________________
                                                  Gary Broder, Partner